Exhibit 23.2

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Technology Corporation

San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated November 10, 2004 relating to the financial statements and financial statement schedules of American Technology Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Costa Mesa, California

September 12, 2006